EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated August 12, 2004 in the Registration Statement on Form SB-2 and related Prospectus of Strong Technical, Inc. for the registration of 33,630,799 shares of its common stock.




                                    /s/ Sherb & Co., LLP


New York, New York
September 2, 2004,

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